Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227933

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 7, 2018)

$50,000,000

Common Shares

We have entered into a Sales Agreement, or sales agreement, with Jefferies LLC, or Jefferies, dated May 13, 2020, relating to the sale of our common shares offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell our common shares, nominal value €0.01 per share, having an aggregate offering price of up to $50,000,000 from time to time through Jefferies, acting as our agent.

Sales of our common shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Market, or Nasdaq, the existing trading market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-18 for additional information regarding the compensation to be paid to Jefferies.

In connection with the sale of the common shares on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.

Our common shares trade on Nasdaq under the trading symbol “AFMD.” On May 12, 2020, the last sale price of our common shares as reported on Nasdaq was $2.16 per share.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies

May 13, 2020

S-i

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements incorporated by reference herein were prepared in accordance with generally accepted accounting principles in the United States. We present our consolidated financial statements in euros and in accordance with IFRS. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

In this prospectus, unless otherwise indicated, translations from U.S. dollars to euros (and vice versa):

•	relating to payments made on or before December 31, 2019 were made at the rate in effect at the time of the relevant payment; and

•	relating to future payments were made at the rate of $1.1234 to €1.00, the official exchange rate quoted as of December 31, 2019 by the European Central Bank.

The terms “$” or “dollar” refer to U.S. dollars, and the terms “€” or “euro” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

TRADEMARKS

ROCK® (“Redirected Optimized Cell Killing”) is our registered trademark. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Under this shelf registration process, we may from time to time sell our common shares having an aggregate offering price of up to $50,000,000 under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common shares that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related free writing prospectus filed by us with the SEC. We have not, and Jefferies has not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Affimed N.V.,” “Affimed ,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Affimed N.V.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the financial statements and other documents incorporated by reference in this prospectus supplement contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	our operation as a development stage company with a history of operating losses; as of December 31, 2019, our accumulated deficit was €234.5 million;

•

the chance our clinical trials may be delayed or put on clinical hold, for example, due to slower than expected enrollment or regulatory actions, or not be successful and clinical results may not reflect results seen in previously conducted preclinical studies and clinical trials, or expectations based on these preclinical studies and clinical trials;

•	our reliance on contract manufacturers and contract research organizations over which we have limited control;

•

our lack of adequate funding to complete development of our product candidates and the risk we may be unable to access additional capital on reasonable terms or at all to complete development and begin commercialization of our product candidates;

•

our dependence on the success of AFM24 and AFM13 (which are still in clinical development) and certain of our other product candidates, each of which may eventually prove to be unsuccessful or commercially not exploitable;

•	uncertainty surrounding whether any of our product candidates will gain regulatory approval, which is necessary before they can be commercialized;

•

the outcome of any, or any discussions we may enter regarding, acquisitions, dispositions, partnerships, license transactions or changes to our capital structure, including our receipt of any milestone payments or royalties or any future securities offerings;

•	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

•	if our product candidates obtain regulatory approval, our being subject to expensive ongoing obligations and continued regulatory overview;

•	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

•	future legislation may materially impact our ability to realize revenue from any approved and commercialized products;

•	the chance that our products may not gain market acceptance, in which case we may not be able to generate product revenues;

S-iv

•	our reliance on our current strategic relationships with LLS, Merck, The MD Anderson Cancer Center, Genentech and Amphivena, and the potential failure to enter into new strategic relationships;

•	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party single-source suppliers to supply or produce our product candidates;

•	our ability to scale-up manufacturing processes of our product candidates and reduce the cost of manufacturing our product candidates in advance of any commercialization;

•	our future growth and ability to compete, which depends on retaining our key personnel and recruiting additional qualified personnel;

•	the length and severity of the COVID-19 outbreak and its impact on our business, including our supply chain, clinical trials and operations; and

•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Additionally, some of the risks and uncertainties identified above may be amplified by the recent COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks related to this offering discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement, along with the other risk factors, our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

Affimed N.V.

Our Business

We are a clinical-stage immuno-oncology company focused on discovering and developing highly targeted cancer immunotherapies. Our product candidates represent an innovative approach to cancer treatment that seeks to harness the body’s own immune defenses to fight tumor cells. The most potent cells of the human defense arsenal are types of white blood cells called innate immune cells (Natural Killer cells, or NK cells, and macrophages) and T cells. Leveraging our fit-for-purpose ROCK platform, we develop proprietary, next-generation bispecific antibodies, so-called innate cell engagers, which are designed to direct innate immune cells and establish a bridge to cancer cells. Our innate cell engagers have the ability to bring innate immune cells into the proximity of tumor cells and trigger an activation cascade that leads to the destruction of cancer cells. Due to their novel tetravalent architecture with four binding domains, our innate cell engagers bind to their targets with high affinity. Different dosing schemes are being explored to allow for improved exposure in heavily pretreated patient populations. Based on their mechanism of action as well as the preclinical and clinical data we have generated to date, we believe that our product candidates as monotherapy and / or in combination, may ultimately improve response rates, clinical outcomes and survival in cancer patients, and could eventually become a cornerstone of modern targeted oncology care. Building on our leadership in the innate cell engager space, we are also developing novel antibody formats with the potential to tailor innate cell-engaging therapy to different indications and settings.

Affimed was founded in 2000 based on technology developed by the group led by Professor Melvyn Little at Deutsches Krebsforschungszentrum (“DKFZ”), the German Cancer Research Center, in Heidelberg, Germany.

Focusing our efforts on antibodies that specifically bind to innate cells through CD16A, a key activating receptor, we have built a clinical and preclinical pipeline of innate cell-engaging bispecific antibodies designed to activate both innate and adaptive immunity. Compared to a variety of T cell-engaging technologies, our innate cell engagers appear to have a better safety profile and have the potential to achieve more potent and deeper immune responses potentially through enhancing crosstalk of innate to adaptive immunity. The safety profiles of our molecules make them suitable for development as combination therapies (e.g. with checkpoint inhibitors, or CPIs, adoptive NK cells or cytokines).

We are focusing our research and development efforts on two programs, for which we retain full global commercial rights, AFM13 and AFM24. Because our tetravalent bispecific antibodies can be engineered to bind to different antigens that are known to be present on various cancer cells, our product candidates could be developed for the treatment of different cancer indications. We intend to clinically develop our two product candidates to treat high-medical need indications, including as a salvage therapy for patients who have relapsed after treatment with standard therapies, or patients who are refractory to these therapies, meaning they do not respond to treatment with standard therapies, whom we collectively refer to as relapsed/refractory patients. These patients have a limited life expectancy and few therapeutic options. We believe this strategy will allow for a faster path to approval and will likely require smaller clinical studies compared to indications with more therapeutic options and larger patient populations. We believe such specialized market segments in oncology can be effectively targeted with a small and dedicated marketing and sales team. We currently intend to establish a commercial sales force in the United States and/or Europe to commercialize our product candidates when and if they are approved.

We also see an opportunity in the clinical development of our innate cell engagers in combination with other agents that harness the immune system to fight cancer cells, such as CPIs, adoptive NK cell transfer and cytokines. Such combinations of cancer immunotherapies may ultimately prove beneficial for larger patient populations in earlier stages of diseases, beyond the relapsed/refractory disease setting.

Our main offices and laboratories are located at the Technology Park adjacent to the DKFZ in Heidelberg, where we employ 90 people, approximately 62% of whom have an advanced academic degree. Including AbCheck (see description below) and Affimed Inc. personnel, our total headcount is 137 (128 full time equivalents). We are led by experienced executives with a track record of successful product development, approvals and launches, specifically in the area of biologics and biopharmaceuticals. Our supervisory board is made up of highly experienced experts from the pharmaceutical and biotech industries, including individuals with a background and expertise in hematological malignancies.

Strategy

Our goal is to develop new treatment options for patients in need by activating innate immunity (e.g. NK cells and macrophages), the body’s first line of defense, to fight cancer. We are developing single and combination therapies to treat a variety of cancers. Our novel proprietary antibody platform, ROCK, delivers several unique types of next-generation tetravalent antibody formats, including bispecific and trispecific innate cell engagers. Based on the distinctive properties and mechanism of action of these products, which have demonstrated preclinical and/or clinical activity, we believe that our product candidates, alone or in combination, could eventually become a key element of improving clinical outcomes in cancer patients. Key elements of our strategy to achieve this goal are to:

•	Rapidly advance the development of our clinical stage product candidates, including combinations with other agents and immunotherapies;

•	Establish R&D and commercialization capabilities in Europe and in the United States;

•	Use our technology platforms and intellectual property portfolio to continue to build our cancer immunotherapy pipeline;

•	Maximize the value of our collaboration arrangements with Genentech, LLS, Merck and MD Anderson;

•	Intensify our collaboration with academia; and

•	Utilize AbCheck to generate and optimize antibodies.

Our Strengths

We believe we are a leader in developing cancer immunotherapies due to several factors:

•	Our lead product candidate, AFM13, is a first-in-class innate cell engager;

•	Our development candidate, AFM24, is a first-in-class innate cell engager for solid tumor indications;

•	Our modular and versatile ROCK platform;

•	We retain global commercial rights for AFM13 and AFM24;

•	Our experienced management team has a strong track record in the development and commercialization of new medicines; and

•	We have a strong technology base and solid patent portfolio in the field of targeted immuno-oncology.

Preliminary Cash Estimate

We estimate that we had cash, cash equivalents and current financial assets of $97 million as of March 31, 2020 (or €88 million, based on the rate of $1.0956 to €1.00 as of March 31, 2020). Our actual consolidated financial results as of and for the three months ended March 31, 2020 are not yet available. Our financial closing procedures for the three months ended March 31, 2020 are not yet complete and, as a result, our final results upon completion of those procedures may differ materially from our preliminary estimates. The preliminary consolidated financial data presented above as of March 31, 2020 is not a comprehensive statement of our financial position or operating results, reflects our preliminary estimates based on information available as of the date of this prospectus supplement, and is subject to change, and those changes may be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

This preliminary consolidated financial data has been prepared by, and is the responsibility of, our management. KPMG AG Wirtschaftsprüfungsgesellschaft, Mannheim, Germany, has not audited, reviewed, compiled or applied agreed-upon procedures with respect to this preliminary consolidated financial data. Accordingly, KPMG AG Wirtschaftsprüfungsgesellschaft does not express an opinion or any other form of assurance with respect thereto.

Corporate Information

Our principal executive offices are located at Technologiepark, Im Neuenheimer Feld 582, 69120 Heidelberg, Germany. Our telephone number is (+49) 6221-6743-60. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.affimed.com. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

Common shares offered by us	Common shares having an aggregate offering price of up to $50,000,000.

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, for a discussion of factors to consider carefully before deciding to purchase our common shares.

The Nasdaq Global Market Symbol	“AFMD.”

RISK FACTORS

You should carefully consider the risks and uncertainties described below, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, before making an investment in our common shares. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common shares could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering

Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of the shares and dilute shareholders.

Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. Pursuant to the at-the-market program, and potentially other offerings, we plan to continue to raise money to fund our operations through the issuance of our equity securities. If our existing shareholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. In addition, we have registered on a Form S-8 registration statement all common shares that we may issue under our equity compensation plans. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

We also entered into a registration rights agreement upon consummation of our initial public offering pursuant to which we have agreed under certain circumstances to file a registration statement to register the resale of the common shares held by certain of our existing shareholders, as well as to cooperate in certain public offerings of such common shares.

On October 22, 2018, we filed a shelf registration statement on Form F-3 for the potential offer and sale by us of up to $150 million of our common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units. The registration statement was declared effective by the SEC on November 7, 2018. Because the price per share of each share sold under the registration statement will depend on the market price of our shares at the time of the sale and other market conditions, it is not possible at this stage to predict the number of shares that ultimately may be offered and sold under the registration statement. If we sell common shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to our existing shareholders. Any sales of our common shares, or the perception that such sales could occur, could have a negative impact on the trading price of our shares.

If you purchase common shares in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common shares may exceed the as adjusted net tangible book value per common share. Therefore, if you purchase common shares in this offering, you may pay a price per common share that substantially exceeds our as adjusted net tangible book value per common share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution.

Assuming that an aggregate of 23,148,148 of our common shares are sold at a price of $2.16 per share pursuant to this prospectus supplement, which was the last reported sale price of our common shares on Nasdaq on May 12, 2020, for aggregate gross proceeds of $50,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.24 per common share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering and the assumed offering price.

USE OF PROCEEDS

We may issue and sell our common shares having aggregate sales proceeds of up to $50 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

As of December 31, 2019, we had cash and cash equivalents of €95.2 million, and we had certificates of deposit of €8.9 million with original maturities of more than three months, amounting to €104.1 million of liquidity. We anticipate that we will use our existing cash and cash equivalents and the net proceeds of this offering primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, including a change in our planned course of development or the termination of a clinical program necessitated by the results of data received from clinical trials, the amount and timing of additional revenues, if any, received from our collaborations and whether we enter into future collaborations. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue other clinical trials or preclinical activities if the net proceeds from this offering and our other sources of cash are less than expected.

Based on our cash, cash equivalents and current financial assets as of December 31, 2019, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements at least into the first half of 2022. The net proceeds of this offering, if we issue and sell our common shares with maximum aggregate sales proceeds of $50 million as specified in this prospectus supplement, would extend our financial reach, assuming that the plans for our clinical and preclinical activities remain unchanged. We have based these estimates on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending their use, we plan to invest a portion of the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under Dutch law, we may only pay dividends to the extent that our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our Articles of Association. Subject to such restrictions, any future determination to pay dividends will be at the discretion of our management board and requires approval of our supervisory board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our management board and supervisory board deem relevant.

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per common share after this offering.

Our net tangible book value as of December 31, 2019 was $43.3 million (€38.5 million), or $0.57 per common share (€0.51 per common share), based on 76,249,901 common shares then outstanding. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 76,249,901, the total number of our common shares issued and outstanding at December 31, 2019.

After giving effect to the assumed sale by us of our common shares in the aggregate amount of $50 million at an assumed public offering price of $2.16 per share (the last sale price of our common shares on May 12, 2020 as reported on Nasdaq), less the estimated commissions and estimated offering expenses payable by us, our net tangible book value at December 31, 2019 would have been $91.6 million, or $0.92 per common share. This represents an immediate increase in net tangible book value of $0.35 per share to existing shareholders and an immediate dilution of $1.24 per share to investors in this offering. The following table illustrates this per share dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our common shares are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed Public offering price per share		$2.16
Net tangible book value per share as of December 31, 2019	$0.57
Increase per share attributable to new investors purchasing shares in this offering	$0.35

As adjusted net tangible book value per share after giving effect to this offering		$0.92

Dilution per share to new investors		$1.24

The above discussion and table are based on our actual common shares outstanding as of December 31, 2019 and excludes:

•	7.5 million common shares issuable upon the exercise of options outstanding as of December 31, 2019, at a weighted-average exercise price of $3.24 per common share (€2.88 per common share);

•	6.7 million common shares covered by awards available for issuance under our equity incentive plan as of December 31, 2019;

•	106,250 common shares covered by warrants issued to Perceptive with an exercise price of $8.80 per common share (€7.83 per common share) as of December 31, 2019; and

•	219,692 common shares covered by warrants issued to SVB with a weighted-average exercise price of $2.07 per common share (€1.84 per common share) as of December 31, 2019.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

DUTCH TAX CONSIDERATIONS

This section outlines the principal Dutch tax consequences of the acquisition, holding, settlement, redemption and disposal of common shares in the capital of the Company, or the Shares. It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be relevant to a holder of Shares (a “Shareholder”). For Dutch tax purposes, a Shareholder may include an individual or entity not holding the legal title to the Shares, but to whom, or to which, the Shares are, or the income from the Shares is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the Shares or on specific statutory provisions. These include statutory provisions attributing Shares to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Shares.

This section is intended as general information only. A prospective Shareholder should consult his own tax adviser regarding the tax consequences of any acquisition, holding or disposal of Shares.

This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus supplement, including the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

Any reference in this section made to Dutch taxes, Dutch tax or Dutch tax law should be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

Any reference made to a treaty for the avoidance of double taxation concluded by the Netherlands includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the State of the Netherlands (Belastingregeling voor het land Nederland), the Tax Regulations for the Netherlands and Curacao (Belastingregeling Nederland Curacao), the Tax Regulations for the Netherlands and St. Maarten (Belastingregeling Nederland Sint Maarten) and the Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.

This section does not describe any Dutch tax considerations or consequences that may be relevant where a Shareholder:

(i)	is an individual and the Shareholder’s income or capital gains derived from the Shares are attributable to employment activities, the income from which is taxable in the Netherlands;

(ii)

has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in the Company within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a Shareholder has a substantial interest in the Company if the Shareholder, alone or—in case of an individual—together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster children) or either of them, owns or holds, or is deemed to own or hold, certain rights to shares, including rights to directly or indirectly acquire shares, directly or indirectly representing 5% or more of the Company’s issued capital as a whole or of any class of Shares or profit participating certificates (winstbewijzen) relating to 5%;

(iii)

is an entity which under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (“CITA”), is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund);

(iv)	is an investment institution (beleggingsinstelling) as described in Section 6a or 28 CITA;

(v)

is required to apply the participation exemption (deelnemingsvrijstelling) with respect to the Shares (as defined in Section 13 CITA). Generally, a Shareholder is required to apply the participation exemption if it is subject to Dutch corporate income tax and it, alone or together with a related entity, holds an interest of 5% or more of the nominal paid-up share capital in the Company;

(vi)	holds the Shares through an entity which is treated as transparent for Dutch tax purposes, while being treated as a resident under the laws of another state.

Withholding Tax

A Shareholder is generally subject to Dutch dividend withholding tax at a rate of 15% on dividends distributed by the Company. Generally, the Company is responsible for the withholding of such dividend withholding tax at source.

However, a Shareholder will generally not be subject to Dutch dividend withholding tax on dividends distributed by the Company if, and for as long as, the Company is resident solely in Germany for purposes of the convention between Germany and the Netherlands for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income (the “German - Dutch tax treaty”), unless:

(i)	the Shareholder is a Dutch Individual (as defined below) or a Dutch Corporate Entity (as defined below); or

(ii)

the Shareholder is a Non-Dutch Individual (as defined below) or a Non-Dutch Corporate Entity (as defined below) and derives profits from an enterprise, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Shares are attributable.

Dividends distributed by the Company include, but are not limited to:

(i)	distributions of profits in cash or in kind, whatever they be named or in whatever form;

(ii)

proceeds from the liquidation of the Company or proceeds from the repurchase of Shares by the Company, other than as a temporary portfolio investment (tijdelijke belegging), in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

(iii)

the par value of the Shares issued to a Shareholder or an increase in the par value of the Shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

(iv)	partial repayment of paid-in capital, that is

a)	not recognized for Dutch dividend withholding tax purposes, or

b)

recognized for Dutch dividend withholding tax purposes, to the extent that the Company has “net profits” (zuivere winst), unless (a) the general meeting of shareholders has resolved in advance to make this repayment, and (b) the par value of the Shares concerned has been reduced by an equal amount by way of an amendment to the articles of association of the Company.

The term “net profits” includes anticipated profits that have yet to be realized.

If a Shareholder is resident or deemed to be resident in the Netherlands, such Shareholder is generally entitled to an exemption or a credit for any Dutch dividend withholding tax against his Dutch tax liability and to a refund of any residual Dutch dividend withholding tax.

Depending on specific circumstances, a Shareholder resident in a country other than the Netherlands may be entitled to an exemption from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch law, European Union, or the EU, law or treaties for the avoidance of double taxation.

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends paid by the Company is not considered to be the beneficial owner (uiteindelijk gerechtigde) of those dividends.

The Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) (“DWTA”), provides for a non-exhaustive negative description of a beneficial owner. According to the DWTA, a Shareholder will not be considered the beneficial owner of the dividends for this purpose if as a consequence of a combination of transactions:

(i)	a person other than the Shareholder wholly or partly, directly or indirectly, benefits from the dividends;

(ii)	whereby this other person retains or acquires, directly or indirectly, an interest similar to that in the Shares on which the dividends were paid; and

(iii)	that other person is entitled to a credit, reduction or refund of Dutch dividend withholding tax that is less than that of the Shareholder.

Please refer to the paragraph “Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated herein by reference, for a risk factor regarding the Company’s tax residency and the consequences thereof.

Taxes on Income and Capital Gains

Residents of the Netherlands

The description of certain Dutch tax consequences in this subsection is only intended for the following Shareholders:

a)	individuals who are resident or deemed to be resident in the Netherlands (“Dutch Individuals”); and

b)	entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands (“Dutch Corporate Entities”).

Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities (resultaat uit overige werkzaamheden) are generally subject to income tax at statutory progressive rates with a maximum of 49.50% (2020) on any benefits derived or deemed to be derived from the Shares, including any capital gains realized on any disposal of the Shares, where those benefits are attributable to:

(i)

an enterprise from which a Dutch Individual derives profits, whether as an entrepreneur (ondernemer) or by being co-entitled (medegerechtigde) to the net worth of this enterprise other than as an entrepreneur or shareholder; or

(ii)	miscellaneous activities, including activities which are beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).

Dutch Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Generally, the Shares held by a Dutch Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, will be subject to annual income tax imposed on a fictitious yield on the Shares. The Shares held by this Dutch Individual will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income or capital gains realized, the annual taxable benefit from a Dutch Individual’s assets and liabilities taxed under this regime, including the Shares, is set at a percentage of the positive balance of the fair market value of these assets, including the Shares, and the fair market value of these liabilities. The percentage (2020), which is subject to an annual indexation, increases:

(i)	from 1.79% over the first EUR 72,797;

(ii)	to 4.19% over EUR 72,798 up to and including EUR 1,005,572; and

(iii)	to a maximum of 5.28% over EUR 1,005,573 or higher

No taxation occurs if this positive balance does not exceed a certain threshold (heffingvrij vermogen), which is EUR 30,846 in 2020. The fair market value of assets, including the Shares, and liabilities that are taxed under this regime is measured exclusively on 1 January of every calendar year. The tax rate under the regime for savings and investments is a flat rate of 30%.

Dutch Corporate Entities

Dutch Corporate Entities are generally subject to corporate income tax at statutory rates up to 25% (2020) on any benefits derived or deemed to be derived from the Shares, including any capital gains realized on their disposal.

Non-Residents of the Netherlands

The description of certain Dutch tax consequences in this subsection is only intended for the following Shareholders:

c)	individuals who are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Individuals”); and

d)	entities that are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Corporate Entities”).

Non-Dutch Individuals

A Non-Dutch Individual will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership and disposal or transfer of the Shares, other than withholding tax as described above, unless:

(i)

the Non-Dutch Individual derives profits from an enterprise, whether as entrepreneur or by being co-entitled to the net worth of this enterprise other than as an entrepreneur or shareholder and this enterprise is carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Shares are attributable;

(ii)

the Non-Dutch Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the Shares, including activities which are beyond the scope of active portfolio investment activities; or

(iii)

the Non-Dutch Individual is entitled to a share—other than by way of securities—in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the Shares are attributable.

Non-Dutch Corporate Entities

A Non-Dutch Corporate Entity will not be subject to any Dutch taxes on income or capital gains in respect of the purchase, ownership and disposal or transfer of the Shares, other than withholding tax as described above, unless:

(i)

the Non-Dutch Corporate Entity derives profits from an enterprise, which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, to which the Shares are attributable; or

(ii)

the Non-Dutch Corporate Entity is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, other than by way of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the Shares are attributable.

Under certain specific circumstances, Dutch taxation rights may be restricted for Non-Dutch Individuals and Non-Dutch Corporate Entities pursuant to treaties for the avoidance of double taxation concluded by the Netherlands.

Dutch Gift Tax or Inheritance Tax

No Dutch gift tax or inheritance tax is due in respect of any gift of the Shares by, or inheritance of the Shares on the death of, a Shareholder, unless:

(i)	the Shareholder is resident, or is deemed to be resident, in the Netherlands at the time of the gift or death of the Shareholder;

(ii)	the Shareholder dies within 180 days after the date of the gift of the Shares and was or was deemed to be, resident in the Netherlands at the time of his death but not at the time of the gift; or

(iii)	the gift of the Shares is made under a condition precedent and the Shareholder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

Other Taxes and Duties

No other Dutch taxes, including turnover or value added taxes and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by, or on behalf of, the Shareholder by reason only of the purchase, ownership and disposal of the Shares.

Residency

A Shareholder will not become a resident or deemed resident of the Netherlands by reason only of holding the Shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of common shares acquired in this offering. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire, own or dispose of the common shares.

This section applies only to a U.S. Holder that acquires common shares pursuant to this offering and holds such common shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) for U.S. federal income tax purposes. In addition, it does not set forth all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the common shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

•	persons that own or are deemed to own ten percent or more of our shares (by vote or value);

•	persons who are subject to Section 451(b) of the Code; or

•	persons holding common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the common shares.

This section is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Germany and the United States and the income tax treaty between the Netherlands and the United States (as applicable and as the context requires the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares, who is eligible for the benefits of the Treaty and who is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares in their particular circumstances. In particular, because our group includes a U.S. subsidiary (Affimed Inc., a Delaware corporation) and therefore under current law our non-U.S. subsidiaries (Affimed GmbH and AbCheck s.r.o.) are treated as controlled foreign corporations (regardless of whether we are or are not treated as a controlled foreign corporation), any U.S. Holder that owns or is deemed to own ten percent or more of our shares (by vote or value) is urged to consult its tax advisor regarding the potential application of the “Subpart F income” and “global intangible low-taxed income” rules to an investment in our common shares.

Taxation of Distributions

We do not currently expect to make distributions on our common shares. In the event that we do make distributions of cash or other property, subject to the passive foreign investment company rules described below, distributions paid on common shares, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If we are not treated as a PFIC with respect to a U.S. Holder and were not treated as a PFIC with the respect to the U.S. Holder in the preceding taxable year, for so long as our common shares are listed on NASDAQ or another established securities market in the United States or we are eligible for benefits under the Treaty, dividends paid to such a U.S. Holder that is not a corporation would generally be eligible for taxation as “qualified dividend income” if certain other requirements are met, which is taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. The amount of a dividend will include any amounts withheld by us in respect of German or Dutch income taxes. Subject to the passive foreign investment company rules described below, the amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction available to U.S. corporations under the Code. Subject to the passive foreign investment company rules described below, dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, German or Dutch income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty will be eligible for credit against the U.S. Holder’s U.S. federal income tax liability. German or Dutch taxes withheld in excess of the rate applicable with respect to such U.S. Holder under the Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may deduct foreign taxes, including any German or Dutch withholding tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Common Shares

Subject to the passive foreign investment company rules described below, gain or loss realized on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Passive Foreign Investment Company Rules

Under the Code, we may be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income” or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” Passive income generally includes, among other things, dividends, interest, certain non-active rents and royalties, and capital gains. Whether we will be a PFIC in 2020 or any future taxable year is uncertain because, among other things, we currently own a substantial amount of passive assets, including cash, and because the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may vary substantially over time and the composition of our income may vary substantially over time. The average quarterly value of our assets for purposes of determining our PFIC status for any taxable year will generally be determined in part by reference to our market capitalization, which has fluctuated and may continue to fluctuate significantly over time. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year.

The IRS recently released proposed Treasury Regulations that address various issues related to determining whether a foreign corporation is a PFIC and whether a U.S. shareholder holds PFIC stock. If finalized, these proposed Treasury Regulations may affect whether we are a PFIC in any future year. You should consult your own tax adviser regarding the effect, if any, these proposed Treasury Regulations would have on the determination of our PFIC status.

In addition, we may, directly or indirectly, hold equity interests in Lower-tier PFICs. Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holders have not received the proceeds of those distributions or dispositions directly.

For so long as we are treated as a PFIC with respect to a U.S. Holder (or were treated as a PFIC with respect to the U.S. Holder in the preceding taxable year), dividends paid to certain non-corporate U.S. Holders will not be eligible for taxation as “qualified dividend income.” In addition, if we were a PFIC for any taxable year during which a U.S. Holder held common shares (assuming such U.S. Holder has not made a timely mark-to-market election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the common shares, or an indirect disposition of shares of a Lower-tier PFIC, would be allocated ratably over the U.S. Holder’s holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its common shares (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.

If we are a PFIC for any year during which a U.S. Holder holds common shares, we would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds common shares, even if we ceased to meet the threshold requirements for PFIC status.

A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. Our common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares is traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, on which the common shares are currently listed, is a qualified exchange for this purpose. If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election with respect to their common shares because we may have Lower-tier PFICs for which a mark-to-market election may not be available.

In addition, in order to avoid the application of the foregoing rules, a U.S Holder can make qualified electing fund elections (any such election, a “QEF Election”) with respect to us and each Lower-tier PFIC in the first taxable year that we and each Lower-tier PFIC are treated as PFICs with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the U.S. Holder’s timely filed U.S. federal income tax return generally for the first taxable year that the entity is treated as a PFIC with respect to the U.S. Holder. A U.S. Holder generally may make a separate election to defer payment of taxes on the undistributed income inclusion under the QEF rules, but if deferred, any such taxes are subject to an interest charge. We currently intend to provide the information necessary for a U.S. investor to make a QEF Election with respect to us and each Lower-tier PFIC that we control for 2020 and for any future years with respect to which we determine that we or any Lower-tier PFIC that we control are or are likely to be a PFIC. If a U.S. Holder makes a QEF Election with respect to us or a Lower-tier PFIC that we control, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its common shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed, if any, on the common shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of common shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the common shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, if any, they may be required to pay U.S. federal income tax with respect to their common shares for any taxable year significantly in excess of any cash distributions, if any, received on the shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates with respect to dividends paid to certain non-corporate U.S. Holders would not apply. If a U.S. Holder owns common shares during any year in which we are a PFIC, the U.S. Holder must file annual reports containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us (regardless of whether a mark-to-market election or QEF Election is made), generally with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form. U.S. Holders should consult their tax advisers regarding whether we are or were a PFIC and the potential application of the PFIC rules.

Information Reporting with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions) U.S. Holders should consult their tax advisers regarding whether or not they are obligated to report information relating to their ownership and disposition of the common shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $50,000,000 of our common shares from time to time through Jefferies acting as agent. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our common shares under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We will report at least quarterly the number of common shares sold through Jefferies under the sales agreement, the net proceeds to us and the compensation paid by us to Jefferies in connection with the sales of common shares. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $160,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on Nasdaq on the day following each day on which our common shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to a report on Form 6-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the common shares and certain other matters of Dutch law will be passed upon for us by De Brauw Blackstone Westbroek N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York is U.S. federal and New York State law counsel for Jefferies in connection with this offering.

EXPERTS

The consolidated financial statements of Affimed N.V. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 have been incorporated by reference in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Mannheim, Germany, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.affimed.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our 2019 Annual Report on Form 20-F for the fiscal year ended December 31, 2019; and

•

The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 10, 2014, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. Each person, including any beneficial owner, to whom a prospectus is delivered can obtain documents incorporated by reference in this document by requesting them from us in writing at Technologiepark, Im Neuenheimer Feld 582, 69120 Heidelberg, Germany or via telephone at (+49) 6221-6743-60.

PROSPECTUS

$150,000,000

Common Shares, Debt Securities, Warrants, Purchase Contracts and Units

Affimed N.V.

(incorporated in the Netherlands)

We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $150,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 31.

Our common shares are listed on the Nasdaq Global Market under the symbol “AFMD.” On October 19, 2018, the last sale price of our common shares as reported by the Nasdaq Global Market was $3.21 per common share. As of October 19, 2018, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $159,440,725.68 based on approximately 62,427,920 outstanding common shares, of which approximately 49,670,008 common shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2018.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related prospectus supplement we provide to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “Affimed” “the Company,” “our company,” “we,” “us” or “our” refer to Affimed N.V. (Affimed Therapeutics AG prior to our corporate reorganization on September 17, 2014) and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	our operation as a development stage company with limited operating history and a history of operating losses; as of June 30, 2018, our accumulated deficit was €198.9 million;

•

the chance our clinical trials may be delayed or put on clinical hold, for example, due to slower than expected enrollment or regulatory actions, or not be successful and clinical results may not reflect results seen in previously conducted preclinical studies and clinical trials;

•	our reliance on contract manufacturers and contract research organizations over which we have limited control;

•

our lack of adequate funding to complete development of our product candidates and the risk we may be unable to access additional capital on reasonable terms or at all to complete development and begin commercialization of our product candidates;

•	our dependence on the success of AFM13 and AFM11, which are still in clinical development and may eventually prove to be unsuccessful or commercially not exploitable;

•	uncertainty surrounding whether any of our product candidates will gain regulatory approval, which is necessary before they can be commercialized;

•

the outcome of any, or any discussions we may enter regarding, acquisitions, dispositions, partnerships, license transactions or changes to our capital structure, including our receipt of milestone payments or royalties or any future securities offerings;

•	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

•	if our product candidates obtain regulatory approval, our being subject to expensive ongoing obligations and continued regulatory overview;

•	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

•	the chance that our products may not gain market acceptance, in which case we may not be able to generate product revenues;

•

our reliance on our current strategic relationships with the DKFZ, Xoma, LLS, Merck, The MD Anderson Cancer Center, Nektar, Genentech, Amphivena and Amphivena’s other investors and partners, including MPM Capital and Calibrium (formerly Aeris Capital), and the potential failure to enter into new strategic relationships;

•	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party single-source suppliers to supply or produce our product candidates;

•	our ability to scale-up manufacturing processes of our product candidates and reduce the cost of manufacturing our product candidates in advance of any commercialization;

•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel; and

•	other risk factors discussed under “Risk Factors.”

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

AFFIMED N.V.

We are a clinical-stage biopharmaceutical company focused on discovering and developing highly targeted cancer immunotherapies. Our product candidates are being developed in the field of immuno-oncology, which represents an innovative approach to cancer treatment that seeks to harness the body’s own immune defenses to fight tumor cells. The most potent cells of the human defense arsenal are types of white blood cells called Natural Killer cells, or NK cells, and T cells. Leveraging our modular and versatile ROCK® (Redirected Optimized Cell Killing) platform, we generate proprietary, next-generation bispecific antibodies, which are designed to direct and establish a bridge between either NK cells or T cells and cancer cells. Our tetravalent bispecific immune cell engagers have the ability to bring NK cells or T cells into proximity and trigger a signal cascade that leads to the destruction of cancer cells. Due to their novel tetravalent architecture (which provides for four binding domains), our tetravalent bispecific immune cell engagers bind to their targets with high affinity and have half-lives that allow regular intravenous administration. We believe, based on their mechanism of action and the preclinical and clinical data we have generated to date, that our product candidates, alone or in combination, may ultimately improve response rates, clinical outcomes and survival in cancer patients and could eventually become a cornerstone of modern targeted oncology care. Building on our leadership in the NK cell space, we are also developing novel tetravalent, bispecific antibody formats with the potential to tailor immune-engaging therapy to different indications and settings.

On September 17, 2014, in connection with our corporate reorganization prior to the closing of our initial public offering, we changed our name to Affimed N.V. The common shares covered by this prospectus refer to the common shares of Affimed N.V. The offices of Affimed N.V. are located at Technologiepark, Im Neuenheimer Feld 582, 69120 Heidelberg, Germany. Our telephone number is (+49) 6221-6743-60. Investors should contact us for any inquiries at the address and telephone number of our principal executive office. Our principal website is www.affimed.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Six Months Ended June 30, 2018 (Unaudited)	Fiscal Year Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	*	*	*	*	*	*

*

Our earnings were insufficient to cover fixed charges by €16.2 million for the six months ended June 30, 2018 and €30.2 million, €32.3 million, €20.2 million, €0.4 million and €26.1 million for the years ended December 31, 2017, 2016, 2015. 2014 and 2013, respectively.

For purposes of calculating the ratios in the table above, earnings consist of net profit/(loss) before income taxes plus fixed charges. Fixed charges include interest expense on indebtedness, interest expense on preferred shares and an estimate of the interest expense (6% for all periods) within rental expense.

Our ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

General

We were incorporated pursuant to the laws of the Netherlands as Affimed Therapeutics B.V. in May 2014 to become a holding company for Affimed Therapeutics AG prior to consummation of our initial public offering. Affimed Therapeutics AG was founded in 2000 as a spin-off from Deutsches Krebsforschungszentrum, the German Cancer Research Centre, or the DKFZ, by Professor Melvyn Little in Heidelberg, Germany. Pursuant to the terms of a corporate reorganization that was completed prior to the consummation of our initial public offering, all of the interests in Affimed Therapeutics AG were exchanged for newly issued common shares of Affimed Therapeutics B.V. and, as a result, Affimed Therapeutics AG became a wholly owned subsidiary of Affimed Therapeutics B.V. Prior to consummation of our initial public offering, we converted into a public company with limited liability (naamloze vennootschap) pursuant to a Deed of Amendment and Conversion, and our legal name is now Affimed N.V.

We are registered with the Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 60673389. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is in Heidelberg, Germany.

Our authorized share capital is €3,119,500, divided into 155,975,000 common shares, each with a nominal value of €0.01 and 155,975,000 cumulative preferred shares, each with a nominal value of €0.01, and our issued share capital is €624,279.20, in each case, as of October 15, 2018.

We have adopted an anti-takeover measure pursuant to which our management board may, subject to supervisory board approval but without shareholder approval, issue (or grant the right to acquire) cumulative preferred shares. We may issue an amount of cumulative preferred shares up to 100% of our issued capital immediately prior to the issuance of such preferred shares. In such event, the cumulative preferred shares will be issued to a separate, newly established foundation, which will be structured to operate independently of us. If the management board determines to issue the cumulative preferred shares to such a foundation, the foundation’s articles of association will provide that it will act to serve the best interests of us, our associated business and all parties connected to us, by opposing any influences that conflict with these interests and threaten to undermine our continuity, independence and identity.

The cumulative preferred shares will be issued to the foundation for their nominal value, of which only 25% will be due upon issuance. In accordance with Dutch law, the voting rights of our shares are based on their nominal value and as we expect our common shares to trade substantially in excess of nominal value, cumulative preferred shares issued at nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These cumulative preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a fixed rate.

The management board may issue these cumulative preferred shares to protect us from influences that do not serve our best interests and threaten to undermine our continuity, independence and identity. These influences may include a third party acquiring a significant percentage of our common shares, our receipt of an offer for our common shares, other concentration of control over our common shares or any other form of pressure on us to alter our strategic policies or anticipation that any such events may come to exist.

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our Articles of Association. An amendment of our Articles of Association would require a resolution of the general meeting of shareholders upon proposal by the management board with the prior approval of the supervisory board.

Initial settlement of any common shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the common shares.

Stock Exchange Listing

Our common shares are listed on the Nasdaq Global Market under the symbol “AFMD.”

Articles of Association and Dutch Law

Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Company’s Shareholders’ Register

Subject to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and up-to-date. The management board keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares. There is no restriction on the ownership of our shares. Any common shares to be issued pursuant to this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of the common shares.

Corporate Objectives

Pursuant to the Articles of Association, our corporate objectives are:

•	the research, development, manufacture and commercialization of products for the detection, prevention and treatment of human and non-human diseases and conditions and to provide services therewith;

•	to incorporate, participate in, conduct the management of and take any other financial interest in other companies and enterprises;

•	to render administrative, technical, financial, economic or managerial services to other companies, persons or enterprises;

•	to acquire, dispose of manage and exploit real and personal property, including patents, marks, licenses, permits and other intellectual property rights;

•	to borrow and/or lend moneys, act as surety or guarantor in any other manner, and bind itself jointly and severally or otherwise in addition to or on behalf of others; and

•

the foregoing, whether or not in collaboration with third parties, and inclusive of the performance and promotion of all activities which directly and indirectly relate to those objects, all this in the broadest sense.

Limitation on Liability and Indemnification Matters

Under Dutch law, managing directors and supervisory directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Managing directors and supervisory directors and certain other officers are also insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers, as applicable. In addition, our Articles of Association provide for indemnification of our current and former managing directors and supervisory directors. These provisions give managing directors and supervisory directors the right, to the fullest extent permitted by law, to recover from us amounts, including but not limited to litigation expenses, and any damages they are ordered to pay, in relation to acts or omissions in the performance of their duties. However, there is generally no entitlement to indemnification for acts or omissions that amount to willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct.

Shareholders’ Meetings and Consents

General Meeting

General meetings of shareholders may be held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht or the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the management board or the supervisory board. Pursuant to Dutch law, one or more shareholders, who jointly represent at least one-tenth of the issued capital may, on their application, be authorized by a Dutch district court to convene a general meeting of shareholders. The district court shall disallow the application if it does not appear that the applicants have previously requested the management board and the supervisory board to convene a general meeting of shareholders and neither the management nor the supervisory board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual general meeting of shareholders, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board or supervisory board, including the filling of any vacancies in the management board or supervisory board. In addition, the agenda shall include such items as have been included therein by the management board or supervisory board. The agenda shall also include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital. Requests must be made in writing and received by the management board at least 60 days before the day of the convocation of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy, the management board may invoke a response time of a maximum of 180 days until the day of the general meeting of shareholders.

The general meeting is presided over by the chairman of the supervisory board. However, the chairman may charge another person to preside over the general meeting in his place even if he himself is present at the meeting. If the chairman of the supervisory board is absent and he has not charged another person to preside over the meeting in his place, the supervisory directors present at the meeting shall appoint one of them to be chairman. If no supervisory directors are present at the general meeting, the general meeting is to be presided over by one of the managing directors designated for that purpose by the management board. Managing directors and supervisory directors may attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at its discretion to admit other persons to the meeting.

All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote.

Quorum and Voting Requirements

Each common share confers the right on the holder to cast one vote at the general meeting of shareholders. Shareholders may vote by proxy. No votes may be cast at a general meeting of shareholders on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting of shareholders.

Decisions of the general meeting of shareholders are taken by an absolute majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.

Directors

Election of Directors

Under our Articles of Association, our managing directors and supervisory directors are appointed by the general meeting of shareholders upon a binding nomination by our supervisory board. The general meeting of shareholders may overrule the binding nomination by a resolution adopted with a two-thirds majority of the votes cast representing at least half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new binding nomination.

Duties and Liabilities of Directors

Under Dutch law, the management board is responsible for our management, strategy, policy and operations. The supervisory board is responsible for supervising the conduct of and providing advice to the management board and for supervising our business generally. Furthermore, each member of the management board and the supervisory board has a duty to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied. Any resolution of the management board regarding a significant change in our identity or character requires shareholder approval.

Dividends and Other Distributions

Amount Available for Distribution

We may only make distributions to our shareholders if our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law or by the Articles of Association. Under the Articles of Association, if any of the cumulative preferred shares are outstanding, a dividend is first paid out of the profit, if available for distribution, on the cumulative preferred shares. Any amount remaining out of the profit is carried to reserve as the management board determines, subject to the approval of the supervisory board. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.

We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

We do not anticipate paying any cash dividends for the foreseeable future.

Exchange Controls

Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company.

Squeeze out Procedures

Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who for his own account holds at least 95% of our issued share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

COMPARISON OF DUTCH LAW AND OUR ARTICLES OF ASSOCIATION AND U.S. CORPORATE LAW

The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.

Corporate Governance

Duties of directors

The Netherlands. We have a two-tier board structure consisting of our supervisory board (raad van commissarissen) and a separate management board (raad van bestuur).

Under Dutch law, the management board is collectively responsible for the management and the strategy, policy and operations of the company. The supervisory board is responsible for supervising the conduct of and providing advice to the management board and for supervising the business generally. Furthermore, each member of the management board and the supervisory board has a duty to act in the corporate interest of the company and the business connected with it. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director terms

The Netherlands. Under Dutch law, managing directors and supervisory directors of a listed company are generally appointed for an individual term of a maximum of four years. There is no limit to the number of consecutive terms managing directors may serve. For supervisory directors, a limit of twelve years generally applies. Our managing directors are appointed by the general meeting of shareholders for an indefinite period of time. Our supervisory directors are also appointed by the general meeting of shareholders for a term of up to four years. A supervisory director may be reappointed once for a term of up to four years. A supervisory director may subsequently be reappointed for a period of up to two years, which period can be extended with up to two years. In the event of a re-appointment of a supervisory director after he or she has served as supervisory director for eight years, the supervisory board report should include the reasons for such re-appointment.

The supervisory board has drawn up a resignation schedule for the supervisory directors.

The general meeting of shareholders shall at all times be entitled to suspend or dismiss a member of the management board or supervisory board. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member with a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board, in which case a simple majority is sufficient. The supervisory board may at all times suspend (but not dismiss) a member of the management board.

Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director vacancies

The Netherlands. Under Dutch law, new managing directors and supervisory directors are appointed by the general meeting of shareholders. Under our Articles of Association, our managing directors and supervisory directors are appointed by the general meeting of shareholders upon the binding nomination by our supervisory board. However, the general meeting of shareholders may at all times overrule the binding nomination with a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new binding nomination.

Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

The Netherlands. Managing directors and supervisory directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a personal conflict of interest with the company or the business connected with it. Our Articles of Association provide that if as a result thereof no resolution of the management board can be adopted, the resolution is adopted by the supervisory board. If as a result of the conflict of interest of supervisory directors no resolution of the supervisory board can be adopted, the resolution can nonetheless be adopted by the supervisory board. In that case, each supervisory board member is entitled to participate in the discussion and decision making process of the supervisory board and to cast a vote.

Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by directors

The Netherlands. An absent member of the management board may issue a proxy for a specific management board meeting but only to another management board member in writing. An absent member of the supervisory board may issue a proxy for a specific supervisory board meeting but only to another supervisory board member in writing.

Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Dutch Corporate Governance Code

The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl . As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report. Our deviations from the DCGC are summarized below.

Profile of the Supervisory Board

•

The Supervisory Board is currently working on an update of its profile and we have therefore not yet published such profile on our website, which qualifies as a deviation from best practice provision 2.1.1 of the DCGC.

Remuneration

•

We have granted and intend to grant options and restricted stock units in the future to members of our management board. These options provide for vesting conditions which allow exercise of one third of the options after the first anniversary of the grant date, which qualifies as a deviation from best practice provision 3.1.2 of the DCGC. Such vesting conditions are market practice among companies listed at Nasdaq. We are in competition with other companies in this field and intend to maintain an attractive compensation package for its current and any future management board members.

•

We have granted and intend to grant options and restricted stock units in the future to members of our supervisory board, which qualifies as a deviation from best practice provision 3.3.2 of the DCGC. Such remuneration is in accordance with the Nasdaq corporate governance requirements and market practice among companies listed at Nasdaq. We are in competition with other companies in this field and intend to maintain an attractive compensation package for our current and any future supervisory board members. The number of option rights granted to each supervisory board member is determined by the general meeting of shareholders.

•

The remuneration committee of the Supervisory Board has not prepared a remuneration report, which qualifies as a deviation from best practice provision 3.4.1 of the DCGC. An overview of the implementation and planning of the remuneration of managing and supervisory directors is described in more detail in the annual report (20-F) filed with the Securities and Exchange Commission on March 20, 2018.

Board nominations and shareholder voting

•

Pursuant to our articles of association, the supervisory board will nominate one or more candidates for each vacant seat on the management board or the supervisory board. A resolution of our general meeting of shareholders to appoint a member of the management board or the supervisory board other than pursuant to a nomination by our supervisory board requires at least two-thirds of the votes cast representing more than half of our issued share capital, which qualifies as a deviation from best practice provision 4.3.3 of the DCGC. Although a deviation from the provision 4.3.3 of the DCGC, the supervisory board and the management board hold the view that these provisions will enhance the continuity of our management and policies.

Chairman of the compensation committee

•

Thomas Hecht, chairman of our supervisory board, chairs the compensation committee, which qualifies as a deviation from best practice provision 2.3.4 of the DCGC. We have opted out of the director independence requirements under applicable Nasdaq rules.

Shareholder rights

Voting rights

The Netherlands. In accordance with Dutch law and our Articles of Association, each issued common share and each issued cumulative preferred share confers the right to cast one vote at the general meeting of shareholders. Each holder of shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

In accordance with our Articles of Association, for each general meeting of shareholders, the management board may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

The Netherlands. Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever our supervisory board or management board deems such to be necessary. Pursuant to Dutch law, one or more shareholders representing at least one-tenth of the issued capital may, on their application, be authorized by a Dutch district court to convene a general meeting of shareholders. The district court shall disallow the application if it does not appear that the applicants have previously requested the management board and the supervisory board to convene a general meeting of shareholders and neither the management nor the supervisory board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

Also, the agenda for a general meeting of shareholders shall include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by the management board at least 60 days before the day of the convocation of the meeting. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy, the management board may invoke a response time of a maximum of 180 days until the day of the general meeting of shareholders.

Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, and has owned such securities for at least one year, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by written consent

The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) all shareholders agree on this practice for decision making and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for publicly traded companies. Therefore, our Articles of Association do not provide for shareholder action by written consent.

Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

The Netherlands. The concept of appraisal rights is not known as such under Dutch law.

However, in accordance with the directive 2005/56/EC of the European Parliament and the Council of 26 October 2005 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation is to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of effectiveness of the cross-border merger. Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger.

Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder suits

The Netherlands. In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself—outside the collective action—institute a civil claim for damages.

Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

The Netherlands. Under Dutch law, when issuing shares, a public company with limited liability such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company with limited liability may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called-up capital and any reserves required by Dutch law or its articles of association and (ii) the company and its subsidiaries would not thereafter hold shares or hold a pledge over shares with an aggregate par value exceeding 50% of its then current issued share capital. Such company may only acquire its own shares if its general meeting of shareholders has granted the management board the authority to effect such acquisitions.

An acquisition of common shares for a consideration must be authorized by our general meeting of shareholders. Such authorization may be granted for a maximum period of 18 months and must specify the number of common shares that may be acquired, the manner in which common shares may be acquired and the price limits within which common shares may be acquired. Authorization is not required for the acquisition of common shares in order to transfer them to our employees. The actual acquisition may only be effected by a resolution of our management board. At the general meeting held on June 19, 2018, the general meeting of shareholders authorized our management board acting with the approval of our supervisory board, for a period of 18 months (until December 19, 2019) to cause the repurchase of common shares by us of up to 10% of our issued share capital, for a price per share not exceeding 110% of the most recent closing price of a common share on any stock exchange where the common shares are listed.

No authorization of the general meeting of shareholders is required if common shares are acquired by us with the intention of transferring such common shares to our employees under an applicable employee stock purchase plan.

If we would decide to repurchase any of our shares, no votes could be cast at a general meeting of shareholders on the shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge.

Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover Provisions

The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

•

the authorization of a class of preferred shares that may be issued by our management board to a friendly party, subject to the approval of our supervisory board, in such a manner as to dilute the interest of any potential acquirer;

•

the staggered four-year terms of our supervisory directors, as a result of which only approximately one-fourth of our managing directors and supervisory directors will be subject to election in any one year;

•

a provision that our managing directors and supervisory directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing at least 50% of our outstanding share capital if such removal is not proposed by our supervisory board; and

•

requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

•

after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•

after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

The Netherlands. The management board and the supervisory board provide the general meeting of shareholders in good time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of us. If the management board or supervisory board invokes an overriding interest, it must give reasons.

Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Removal of Directors

The Netherlands. Under our Articles of Association, the general meeting of shareholders shall at all times be entitled to suspend or dismiss a member of the management board or supervisory board. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board in which case a simple majority is sufficient.

Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

The Netherlands. Under Dutch law, in the event of an issuance of common shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the common shares held by such holder (with the exception of common shares to be issued to employees or common shares issued against a contribution other than in cash). Under our Articles of Association, the preemptive rights in respect of newly issued common shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of the management board, which proposal has been approved by the supervisory board.

The management board, subject to approval of the supervisory board, may restrict or exclude the preemptive rights in respect of newly issued common shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the management board as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

At a general meeting held at September 12, 2014, with effect from September 17, 2014, being the date of our conversion into a Dutch public limited liability company prior to the consummation of our initial public offering, the general meeting of shareholders authorized our management board acting with the approval of our supervisory board for a period of five years from the date of the consummation of our initial public offering (until September 17, 2019) to limit or exclude preemptive rights accruing to shareholders in connection with the issue of common shares or rights to subscribe for common shares.

No preemptive rights apply in respect of newly issued preferred shares.

Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands. Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the amount of the paid-up and called-up part of the issued share capital and the reserves that must be maintained under the law or the Articles of Association. Interim dividends may be declared as provided in the Articles of Association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the issued and paid-up and called-up part of the issued share capital and the required legal reserves as described above as apparent from our financial statements. Under Dutch law, the Articles of Association may prescribe that the management board decide what portion of the profits are to be held as reserves.

Under the Articles of Association, first, a dividend is paid out of the profit, if available for distribution, on the cumulative preferred shares. Any amount remaining out of the profit is carried to reserve as the management board determines, subject to the approval of the supervisory board. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.

Shareholder Vote on Certain Reorganizations

The Netherlands. Under Dutch law, the general meeting of shareholders must approve resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:

•	a transfer of the business or virtually the entire business to a third party;

•

the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

•

the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Directors

The Netherlands. Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our managing directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of the supervisory board. The supervisory board determines the remuneration of the management board in accordance with the remuneration policy. A proposal with respect to remuneration schemes in the form of shares or rights to shares must be submitted to the general meeting of shareholders for its approval.

The general meeting may determine the remuneration of supervisory directors. The supervisory directors shall be reimbursed for their expenses.

Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•

our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•

our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•

subject to Dutch law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•

(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•

we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the common shares, debt securities, warrants and/ or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Affimed N.V., its affiliates, the trustees, the warrant agents, the unit agents or any other agent of Affimed N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on Nasdaq Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC

•	Our 2017 Annual Report on Form 20-F for the fiscal year ended December 31, 2017;

•	Our Forms 6-K filed on May 15, 2018, August 8, 2018, August 27, 2018 (other than Exhibit 99.1 thereto) and October 9, 2018 and our Form 6-K/A filed on October 16, 2018; and

•

The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 10, 2014, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Technologiepark, Im Neuenheimer Feld 582, 69120, Heidelberg, Germany or via telephone at (+49) 6221-6743-60.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Netherlands and our headquarters are located in Germany. Substantially all of our assets are located outside the United States. The majority of our managing directors and supervisory directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. If and to the extent that the Dutch court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, that the proceedings before the U.S. court complied with principles of proper procedures, that recognition and/or enforcement of such judgment would not contravene the public policy of the Netherlands, and that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier judgment can be recognized in the Netherlands, the court of the Netherlands will, in principle, give binding effect to the judgment of the U.S. court. A Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages, and refuse to award punitive damages if that would contravene public policy of the Netherlands. In addition, there is doubt as to whether a Dutch court would impose civil liability on us, our managing directors or supervisory directors or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in the Netherlands against us or such directors or experts, respectively. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.

The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision not in line with German public policy principles. For example, recognition of court decisions based on class actions brought in the United States typically raises public policy concerns and judgments awarding punitive damages are generally not enforceable in Germany.

In addition, actions brought in a German court against us, our managing directors or supervisory directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our managing directors or supervisory directors, our senior management and the experts named in this prospectus.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or managing directors or supervisory directors, officers or certain experts named herein who are residents of the Netherlands, Germany, or other countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee*		$16,266.40
FINRA filing fee		$8,998.12
Transfer agent’s fees		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	Includes the $9,399.92 previously paid in connection with unsold securities pursuant to Rule 415(a)(6).
**	To be provided by a prospectus supplement or a Report on Form 6–K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the common shares and certain other matters of Dutch law will be passed upon for us by De Brauw Blackstone Westbroek N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Affimed N.V. as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Leipzig, Germany, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

$50,000,000

Common Shares

Prospectus Supplement

Jefferies

May 13, 2020